 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________

Date of report (Date of earliest event reported): June 5, 2023

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Anesma Bridge Loan Agreement

On June 5, 2023, Amyris, Inc. (the “Company”), certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and Anesma Group, LLC (“Anesma”), an affiliate of Foris Ventures, LLC (“Foris”), as lender, entered into a Loan and Security Agreement (the “Anesma Loan Agreement”) to make available to the Company a secured term loan facility in an aggregate principal amount of up to $50 million (the “Loan Facility”), of which $25 million was drawn on June 5, 2023. Until June 30, 2023, the Company has the right under the Loan Agreement to request an additional advance not to exceed the cashflow requirements of the Company as determined by Anesma for the three-calendar week period immediately following the proposed advance date, subject to a maximum of $25 million in the aggregate. The Company intends to use the net proceeds of the funds advanced under the Loan Facility for working capital and general corporate purposes.

The Loan Facility matures (the “Maturity Date”) on June 15, 2024. Loans under the Loan Facility will accrue interest at a rate of 12% per annum. Interest is capitalized when due, on the first business day of each calendar quarter beginning with the calendar quarter starting after the advance date of any advance.

The obligations under the Loan Facility are (i) guaranteed by the Subsidiary Guarantors, and (ii) secured by a perfected first lien security interest in substantially all of the assets of the Company and the Subsidiary Guarantors, in each case subject to certain limitations and exclusions.

Prepayment of the outstanding amounts under the Loan Facility will be required upon the occurrence of a change of control of the Company, as specified in the Anesma Loan Agreement. In addition, the Company may at its option prepay the outstanding principal amount of the loans under the Loan Facility before the Maturity Date without the incurrence of a prepayment fee.

The representations, covenants, and events of default in the Anesma Loan Agreement are customary for financing transactions of this nature. If any payment under the Loan Facility is not made when due, an amount equal to 3% of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an event of default, all principal, interest and other obligations under the Loan Facility shall bear interest at 12% per annum plus 1%. The Loan Agreement includes customary affirmative and negative covenants and also contains financial covenants, including covenants related to minimum revenue and liquidity.

The foregoing is only a brief description of the material terms of the Anesma Loan Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Anesma Loan Agreement that is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Foris, Perrara and DSM Loan Agreement Amendments Waiving All Existing Defaults

In connection with the transactions contemplated by the Loan Facility, the Company has also entered into loan amendments (the “LSA Amendments”) with each of its principal secured lenders, Foris, DSM Finance B.V. (“DSM”) and Perrara Ventures, LLC (“Perrara”) (collectively the "Lenders”), that waive all existing defaults under the following agreements: (i) the Amended and Restated Loan and Security Agreement (“DSM LSA”), dated December 12, 2022 (as amended, restated, supplemented or otherwise modified from time to time, including the First Forbearance Agreement and First Amendment to Amended and Restated Loan and Security Agreement, dated as of May 9, 2023), by and among the Company, certain subsidiaries of the Company party thereto, and DSM, (ii) the Amended and Restated Loan and Security Agreement (the “Foris 2019 LSA”), dated October 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time, including the Forbearance Agreement and Amendment to Amended and Restated Loan and Security Agreement, dated as of May 9, 2023), by and among the Company, certain subsidiaries of the Company party thereto, and Foris, (iii) the Loan and Security Agreement (the “Foris 2022 LSA”), dated September 13, 2022 (as amended, restated, supplemented or otherwise modified from time to time, including the Forbearance Agreement and Amendment to Amended and Restated Loan and Security Agreement, dated as of May 9, 2023), by and among the Company, certain subsidiaries of the Company party thereto, and Foris, and (iv) the Loan and Security Agreement (the “Perrara LSA”), dated March 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, including the Forbearance Agreement and Amendment to Loan and Security Agreement, dated as of May 9, 2023), by and among the Company, certain subsidiaries of the Company party thereto, and Perrara.

In addition to waiving all existing defaults under the forgoing agreements, (i) DSM has agreed to extend the maturity date of Tranche 3 under the DSM LSA to April 15, 2024, set the interest rate on Tranche 1, 2 and 3 to 15% PIK until June 15, 2024 (and 12% cash interest thereafter), and have the previously accrued default interest added to the principal of Tranche 3 and (ii) Foris has agreed to extend the final maturity dates of the Foris 2019 LSA to July 1, 2024, the Foris 2022 LSA to June 15, 2024 (with $50 million due April 15, 2024 and $30 million due June 15, 2024), and the Perrara LSA to September 15, 2024 (with $12.5 million due April 15, 2024, $12.5 million due June 15, 2024 and $12.5 million due September 15, 2024).

Except as set forth above, all other terms, conditions and rights of the DSM LSA, Foris 2019 LSA, Foris 2022 LSA, and Perrara LSA and the related transaction documents remain in full force and effect, which were described in the Company's prior disclosures.

The foregoing is only a brief description of the material terms of the LSA Amendments, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the LSA Amendments that are filed hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement, dated June 5, 2023, by and among the Company, the Subsidiary Guarantors and Anesma Group, LLC
10.2	Omnibus Amendment Agreement, dated June 5, 2023, to that certain Amended and Restated Loan Agreement, October 28, 2019, by and among the Company, the Subsidiary Guarantors and Foris Ventures, LLC
10.3	Omnibus Amendment Agreement, dated June 5, 2023, to that certain Amended and Restated Loan Agreement, September 27, 2022, by and among the Company, the Subsidiary Guarantors and Foris Ventures, LLC
10.4	Omnibus Amendment Agreement, dated June 5, 2023, to that certain Amended and Restated Loan Agreement, March 10, 2023, by and among the Company, the Subsidiary Guarantors and Perrara Ventures, LLC
10.5	Amendment No. 2 and Waiver to Amended and Restated Loan and Security Agreement, dated June 5, 2023, between the Company and DSM Finance B.V.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 5, 2023	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer